Exhibit 10(l)

                              EMPLOYMENT AGREEMENT

THIS AGREEMENT is being made effective the 1st day of May, 1996, by and between JUDGE IMAGING SYSTEMS, INC. (hereinafter referred to as "Employer") and Jeff Andrews (hereinafter referred to as "Employee"), intending to be legally bound hereby.

                                   BACKGROUND

     A. Employer is a corporation, organized and existing under the laws of the State of Delaware engaged in the business of the sale of computers, computer supplies, and parts and services, with its principal place of business located at 2 Bala Plaza, Suite 800, Bala Cynwyd, PA 19004.

     B. Employee is an individual residing at 580 Woodland Drive, Radnor, PA 19087.

     C. The parties are desirous of providing for the rights and obligations of Employer and Employee hereunder and for the growth and future stability of Employer's business and is setting forth in writing their agreement with respect hereto.

                                      TERMS

1.   Employment and Duties.

     (a) Employer has employed Employee as Chief Financial Officer, with such specific authority and obligations as are assigned to Employee by Employer from time to time. Generally, Employee's authority and obligations in this capacity


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shall encompass all of the usual and ordinary activities incidental to a Chief
Financial Officer of a well organized business similar to Employer's and such specific authority and responsibilities as are delegated to him from time to time by the Employer.

     (b) Employee shall devote all of his time, energy, skill and experience to the performance of his duties during the working hours as established by regulation or custom of Employer from time to time, and shall not during the term of this Agreement engage in any other business which would interfere with the performance of the duties as are assigned to him.

     (c) Employee, without the express consent of Employer, shall have no apparent or implied authority to pledge the credit of Employer; bind the Employer under any contract, note, mortgage or other agreement outside the ordinary course of Employer's business; release or discharge any debt due Employer; or sell, mortgage, transfer or otherwise dispose of any assets of Employer.

     (d) Employee's responsibilities and obligations shall include, but not be limited to those described in Schedule A.

2.   Compensation and Benefits.

     Employee shall receive in consideration of the performance of his obligations under this Agreement, compensation as set forth in Schedule A. Compensation shall be reviewed and may be adjusted from time to time as justified by Employee's performance and as permitted or required by Employer's financial condition. Adjustments in compensation and the award of

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additional benefits, if any, shall be completely within the discretion of
Employer.

3.   Term and Termination.

     (a) Employee's employment under this agreement shall extend for a period of years from the date of this Agreement, subject to Paragraphs 3(b) and 3(c).

     (b) Employee's employment hereunder may be terminated by Employer without prior notice, at any time during the term hereof, but only for cause. "Cause" shall include any of the following:

                    (i) Theft, misappropriation, misuse or embezzlement of Employer's assets;

                   (ii) Conviction of a first degree misdemeanor or felony;

                  (iii) Failure of Employee to render adequate performance of his duties under this agreement despite written warning and reasonable opportunity to correct such deficiencies; or

                   (iv) Insubordination, failure or refusal to carry out instructions of supervisors, or the failure of Employee to conform to accepted business or professional standards.

     (c) Employee's employment hereunder shall also be terminated by his death or disability which prevents Employee from performing his duties hereunder for a period in excess of forty-five (45) working days in any given year (not including permitted leave, vacation, or sick days).

     (d) Employee's employment under this Agreement shall not terminate upon the expiration date in the absence of written notice by either party to the other at least thirty (30) days

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prior thereto. In such event, Employee's employment and all the terms and conditions of this Agreement shall continue for an additional period of one (1) year and so on from year to year until the giving of such written notice.

4.   Inventions and Improvements.

     Employee will promptly disclose to Employer all ideas, processes, trademarks, inventions and improvements coming within the scope of the Employer's business or relating to any experimental work carried on by the Employer or to any problems specifically assigned to the Employee, conceived by him alone or with others during the term of this Agreement, and whether or not conceived during regular working hours. All such ideas, processes, trademarks, inventions, and improvements shall be the sole and exclusive property of the Employer. In the event any such idea, process, invention, or improvement shall be deemed by the Employer to the patentable, the Employee shall, at the expense of the Employer, assist the Employer to obtain a patent or patents thereon and execute all documents and do all things necessary or proper to obtain letters patent and to vest the Employer with full title thereto. Without diminishing Employer's rights as set forth in this paragraph, Employee shall be granted due acknowledgment for the part said Employee plays in these activities.

5.   Restrictive Covenant.

     (a) Employee, because of the nature of his responsibilities will in the course of time acquire valuable

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information and skill with respect to the business operations of Employer and its trade secrets, including by way of illustration but not limitation:

     customer and client lists and information with respect thereto, work methods, pricing, formulas, forms of agreements and contracts used in business operations, advertising and marketing methods and techniques, scheduling and customer relations, financial statements and analysis reports.

     (b) It is further recognized that Employer will suffer irreparable injury if any of its trade secrets, as illustrated but not limited to those referred to in subparagraph (a) above, are obtained by any competing person or entity or should employee compete with Employer.

     (c) Employee shall not during the term of his employment, directly or indirectly, become engaged in any business in competition with Employer's business.

     (d) Employee recognizes and acknowledges that Employer's trade secrets as referred to above together with all written or recorded records applicable thereto, are valuable, special and unique assets of Employer's business. Employee will not, during or after the term of his employment, directly or indirectly divulge or disclose any information with regard to such trade secrets or the written or recorded material pertinent thereto, to any person, firm, corporations, associations or other entity for any reason or purpose whatsoever. Employee further covenants that he will not at any time remove or otherwise appropriate any

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written or recorded information containing trade secrets or any written records pertinent thereto or the contents thereof from Employer's premises unless specifically approved by Employer in advance, for a specified temporary period.

     (e) For a period of one (1) year from the expiration date of this Agreement, as extended pursuant to Paragraph 4(d), or the termination of Employee's employment by Employee or Employer, Employee shall not within a 200 mile radius of any office of Employer, directly or indirectly, own, manage, operate, control, be employed by, consult with, participate in, or be connected in any manner with the ownership, management, operation, or control of any business which designs, manufactures, and/or sells computers, their parts, supplies, or servicing parts or which in any way competes with the business operations of Employer as conducted at the time of termination or expiration of Employee's employment. Employee further covenants that subsequent to termination of his employment he will not at any time contact or solicit any of Employer's customers for the purpose of inducing them to terminate their relationship with Employer and/or commence such a relationship with Employee or any business which employs, directly or indirectly, Employee or which Employee, directly or indirectly owns, manages, operates, is employed by, consults with, participates in or is connected with in any manner. Employee may work directly or indirectly with a distributor, vendor or client so long as the distributor, vendor

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or client is not directly or indirectly in competition with the Employer.

     (f) During or subsequent to the expiration of this Agreement or the termination of Employee's employment by either party for any reason, Employee shall not contact, solicit or attempt to contact or solicit any person who is employed by Employer at the time of the termination of employment for the purpose of inducing them to terminate their employment with Employer and/or accept employment with Employee or any business which employs, directly or indirectly, Employee, or which Employee directly or indirectly, owns, manages, operates, is employed by, consults with, participates in or is connected with in any manner.

     (g) Both parties agree that the breach of this restrictive covenant by Employee will cause irreparable harm and injury to Employer and that the only effective and adequate remedy available to Employer for such breach is by injunctive relief both preliminary and final and both parties agree to the jurisdiction of the equitable powers of the appropriate court to obtain such relief. The parties further agree that the restrictive covenant set forth herein shall extend for a period of time equal to any period of time during which the Employee is in violation of its provisions.

     (h) Notwithstanding the equitable relief available to Employer, both parties, in the event of the breach of this covenant, understand and agree that the uncertainties and delay

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inherent in legal process would result in a continuing breach for some period of time, and therefore, continuing injury to Employer until and unless it can obtain such equitable relief.

     Therefore, Employer shall be entitled to monetary damages for any said period of breach until the termination of such breach, equitable relief or the expiration of this covenant, in an amount deemed reasonable by the Court to cover all actual losses, all monies received by Employee as a result of said breach, and all costs and attorney's fees incurred by Employer in enforcing this Agreement. In the event Employee should use or reveal to any other person or entity Employer trade secrets, this will be considered a continuing violation on a daily basis for so long a period of time as such list or the contents thereof are made use of by Employee or any other person or entity.

     (i) It is agreed by Employer and Employee that if any portion of this restrictive covenant is held by a court to be unreasonable, arbitrary or against public policy, the covenant not to compete may be construed to be divisible both as to time and geographical area; and, each month of the specified period shall be deemed to be a separate period of time, and each municipality in the restricted area shall be deemed to be a separate geographical area, so that the maximum lesser period and area shall remain effective so long as the time or area is not determined to be unreasonable, arbitrary or against public policy.

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6.   Binding Effect.

     This Agreement shall be binding upon and the benefits shall accrue to the parties hereto, their respective heirs, administrators, successors and assigns.\

7.   Waiver.

     The waiver by Employer of the breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee.

8.   Entire Agreement.

     This Agreement contains the entire agreement of the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any such change, waiver, modifications, construction, extension or discharge is sought.

9.   Provisions Severable.

     All of the provisions of this Agreement are distinct and severable, and if any provisions should, for any reason, be held to be invalid or unenforceable, then the valid and enforceable provisions hereof shall continue in full force and effect.

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10.  Headings.

     The headings preceding the paragraphs of this Agreement are intended solely for convenience in reference and form no part of this Agreement.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have set their hands and seals the day and year first above written.

                                            EMPLOYER:


                                            JUDGE IMAGING SYSTEMS, INC.


                                            By: /s/ Martin E. Judge, Jr.
                                                -------------------------------
                                                Martin E. Judge, Jr.
                                                Chairman


Attest /s/ Katharine A. Wiercinski
       ---------------------------
       Katharine A. Wiercinski
       Secretary



                                            EMPLOYEE:



                                            /s/ Jeffrey Andrews
                                            -----------------------------------
                                            JEFFREY ANDREWS

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                                   Schedule A



CORPORATION:                 JIS
DIVISION:                    JIS
NAME:                        Jeffrey Andrews
START DATE:                  May 1, 1996
EFFECTIVE DATE:              May 1, 1996
TITLE:                       Chief Financial Officer
SALARY:                      $3,125 per semi-monthly pay period (Based on
                             annual salary of $75,000)
COMMISSION:                  N/A
EMPLOYMENT
AGREEMENT:                   Signed

BENEFITS:                    Vacation:    2 weeks for 1996
                             Medical:     Eligible on June 1, 1996
                             401K:        Participation after 1 year of service
                             Additional:  Cafeteria Plan

REVIEW: Performance and compensation review six months from start date (November 1, 1996) then yearly from that date (November 1, 1997, etc.)

REMARKS: This agreement may be terminated at any time by either party.


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